Exhibit 23.2





                        Consent of Independent Auditors



The Board of Directors
Metro Information Services, Inc.:


We consent to the use of our reports dated January 29, 2001 on the consolidated financial statements of Metro Information Services, Inc. and subsidiaries as of December 31, 2000 and 1999, and for each of the years in the three-year period ended December 31, 2000, incorporated herein by reference.



                                                    /s/ KPMG LLP


Norfolk, Virginia
October 16, 2001